EXECUTION COPY

LOAN PURCHASE AGREEMENT

THIS LOAN PURCHASE AGREEMENT, dated June 3, 2005, is entered into by and among DLJ Mortgage Capital, Inc., a Delaware corporation (“Seller”), Credit Suisse First Boston Mortgage Acceptance Corp., a Delaware corporation (“Purchaser”), U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) and Irwin Whole Loan Home Equity Trust 2005-B (the “Issuer”):

WITNESSETH:

WHEREAS, Seller, in the ordinary course of its business acquires and originates mortgage loans and acquired or originated all of the mortgage loans listed on the Loan Schedule attached as Exhibit A hereto (the “Loans”);

WHEREAS, the parties hereto desire that: (i) the Seller sell the Loans to the Purchaser on the Closing Date and thereafter all Additional Balances relating to the Loans created on or after the Cut-off Date pursuant to the terms of this Loan Purchase Agreement together with the Basic Documents and (ii) the Seller make certain representations and warranties on the Closing Date;

WHEREAS, pursuant to the Trust Agreement, the Purchaser will sell the Loans and transfer all of its rights under this Loan Purchase Agreement to the Issuer on the Closing Date;

NOW, THEREFORE, for and in consideration of the sale of the Loans from Seller to the Purchaser on the date hereof, the Purchaser shall pay to Seller on the date hereof by wire transfer of immediately available funds the net proceeds to the Purchaser of the sale of the Notes, together with the Certificates, the parties hereto hereby agree as follows:

Section 1.   Transfer of Loans. (a) Seller hereby sells, transfers, assigns and otherwise conveys to Purchaser (A) the Loans and all Additional Balances thereafter arising, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Loan Files and including any Eligible Substitute Loans; (B) all pool insurance policies, hazard insurance policies, and bankruptcy bonds relating to the foregoing, and (C) all amounts payable after the Cut-off Date to the holders of the Loans in accordance with the terms thereof. In addition, Seller has delivered to the Purchaser or the Custodian, as directed by the Purchaser, the Loan Schedule and the documents listed on Exhibit C; provided, however, that the Purchaser does not assume the obligation under each Loan Agreement relating to a HELOC to fund Draws to the Mortgagor thereunder, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws. Such conveyance shall be deemed to be made: (1) with respect to the Cut-off Date Principal Balances, as of the Closing Date; and (2) with respect to the amount of each Additional Balance created on or after the Cut-off Date, as of the later of the Closing Date and the date that the corresponding Draw was made pursuant to the related Loan Agreement, subject to the receipt by the Servicer of consideration therefor as provided in Section 3.16 of the Servicing Agreement and 3.05 of the Indenture.

(b)   Based on the Initial Certification of the Custodian, the Indenture Trustee acknowledges receipt by the Custodian of the documents identified in the Initial Certification and declares that the Custodian holds such documents and the other documents delivered to the Custodian constituting the applicable Loan Files, in trust for the exclusive use and benefit of all present and future Noteholders. The Indenture Trustee acknowledges that it or the Custodian will maintain possession of the Loans and the Loan Files in the State of Illinois, as directed by the Purchaser, unless otherwise permitted by the Rating Agencies.

(c)   The Indenture Trustee agrees to deliver on the Closing Date to the Purchaser and the Servicer an Initial Certification from the Custodian (to the extent received by the Indenture Trustee from the Custodian). Based on its review and examination, and only as to the documents identified in such Initial Certification, the Custodian, pursuant to the terms of the Custodial Agreement, will acknowledge that such documents appear regular on their face and relate to such Loan. Neither the Indenture Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, recordable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face; provided, however, that neither the Indenture Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. Not later than 90 days after the Closing Date, upon receipt of a Final Certification from the Custodian provided for in the Custodial Agreement, the Indenture Trustee shall deliver to the Purchaser, the Seller and the Servicer such Final Certification, with any applicable exceptions noted thereon.

(d)   If, in the course of such review, the Indenture Trustee is notified by the Custodian that any document constituting a part of a Loan File does not meet the requirements of Exhibit C hereto, the Indenture Trustee shall cause the Custodian to list such as an exception in the Final Certification.

(e)   The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (i) substitute for the related Loan an Eligible Substitute Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2(d), or (ii) purchase such Loan within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Loan if such defect materially and adversely affects the value of the related Loan or interests of the Noteholders or the Certificateholders; provided, however, that if the cure, substitution or repurchase of a Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then the Seller shall be given 270 days from the Closing Date to cure such defect or substitute for, or repurchase such Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Indenture Trustee or for the Servicer’s failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Loan as to which such Assignment of Mortgage is not recorded. The Indenture Trustee shall deliver written notice to each Rating Agency within

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270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage is returned to the Custodian. Any substitution shall not be effected prior to the additional delivery to the Indenture Trustee or the Custodian, of a Request for Release and the Loan File for any such Eligible Substitute Loan. The Repurchase Price for any such Loan shall be deposited by the Seller in the Payment Account on or prior to the Business Day immediately preceding such Payment Date in the month following the month of repurchase and, upon receipt of such deposit, the Custodian, pursuant to the terms of the Custodial Agreement, will release the related Loan File to the Seller and will execute and deliver at the Seller’s request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, representation and warranty or as shall be necessary to vest in the Seller, or its designee, the interest of the Purchaser, the Issuer, and the Indenture Trustee in any Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Loan which does not meet the requirements of this Section shall constitute the sole remedy respecting such defect available to the Indenture Trustee, the Purchaser and any Certificateholder against the Seller.

(f)   All of the Loan Files are being held pursuant to the Custodial Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Indenture Trustee with respect to the custody, acceptance, inspection and release of the Loan Files pursuant to Sections 1 and 2 hereof shall be performed by the Custodian. In connection with the assignment of any Loan registered on the MERS® System, the Indenture Trustee shall cause, at the Servicer’s expense, as soon as practicable after the Closing Date, the MERS® System to indicate that such Loans have been assigned by the Seller to the Indenture Trustee in accordance with this Loan Purchase Agreement, the Trust Agreement and the Indenture for the benefit of the Noteholders by including (or deleting, in the case of Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code “[IDENTIFY INDENTURE TRUSTEE SPECIFIC CODE]” in the field “[IDENTIFY THE FIELD NAME FOR INDENTURE TRUSTEE]” which identifies the Indenture Trustee and (b) the code “[IDENTIFY SERIES SPECIFIC CODE NUMBER]” in the field “Pool Field” which identifies the series of the Notes issued in connection with such Loans. Indenture Trustee agrees that it will not alter the codes referenced in this paragraph with respect to any Loan during the term of this Loan Purchase Agreement unless and until such Loan is repurchased in accordance with the terms of this Loan Purchase Agreement..

Section 2.	Representations and Warranties.

(a)   Representations and Warranties as to Seller. Seller represents and warrants to the Purchaser, the Indenture Trustee and the Issuer that as of the Closing Date:

(i)   Organization and Good Standing; Licensing. Seller is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of its state of jurisdiction;

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(ii)                Power, Authority and Binding Obligations. Seller has the power and authority to make, execute, deliver and perform this Loan Purchase Agreement and all of the transactions contemplated under this Loan Purchase Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Loan Purchase Agreement. When executed and delivered, this Loan Purchase Agreement will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(iii)             No Conflicts. Neither the execution and delivery of this Loan Purchase Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Seller or its properties or the certificate of incorporation or by-laws of Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Seller’s ability to enter into this Loan Purchase Agreement and to consummate the transactions contemplated hereby;

(iv)                No Consent. The execution, delivery and performance by Seller of this Loan Purchase Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and conveyance of the Loans by Seller are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(v)   Enforceability. This Loan Purchase Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by the Purchaser, the Indenture Trustee and the Issuer, constitutes a valid and binding obligation of Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally) and general principles of equity;

(vi)                No Litigation. There are no actions, litigation, suits or proceedings pending or threatened against Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Loan Purchase Agreement, (ii) on the sale of the Loans, or (iii) with respect to any other matter which in the judgment of Seller if determined adversely to Seller would reasonably be expected to materially and adversely affect Seller’s ability to perform its obligations under this Loan Purchase Agreement; and Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Loan Purchase Agreement; and

(vii)             Solvent. Seller does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Loan Purchase Agreement. Seller is solvent and the sale of the Loans by it will not cause Seller to

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become insolvent. The sale of the Loans by Seller is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors.

(b)   Representations and Warranties as to Loans. Seller hereby represents and warrants, as to each Loan, that the representations and warranties set forth on Exhibit B attached hereto are true and correct as of the Cut-off Date, except where otherwise indicated in Exhibit B.

(c)   Representations and Warranties as to Purchaser. Purchaser warrants and represents to, and covenants with, Seller that:

(i)    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Loans;

(ii)                 Purchaser has full corporate power and authority to execute, deliver and perform under this Loan Purchase Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance by Purchaser of this Loan Purchase Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Purchaser. This Loan Purchase Agreement has been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its respective terms;

(iii)              To the best of Purchaser’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Purchaser in connection with the execution, delivery or performance by Purchaser of this Loan Purchase Agreement, or the consummation by it of the transactions contemplated hereby;

(iv)                 Purchaser understands that the Loans have not been registered under the 1933 Act or the securities laws of any state:

(v)   Purchaser is acquiring the Loans for investment for its own account only and not for any other person;

(vi)                 Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Loans;

(vii)              Purchaser has been furnished with all information regarding the Loans that it has requested from Seller;

(viii)           Neither Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Loans, an interest in the Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Loans, any interest in the Loans or any other similar security from, or otherwise approached or negotiated with respect to the Loans, any interest in the Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a

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distribution of the Loans under the 1933 Act or which would render the disposition of the Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Loans; and

(ix)                 Either: (A) Purchaser is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 as amended (“Code”), and Purchaser is not directly or indirectly purchasing the Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (B) Purchaser’s purchase of the Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

(d)   Upon discovery by Seller or upon notice from Purchaser, the Issuer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty of the Seller set forth in Section 2(a) above which materially and adversely affects the interests of the Securityholders in any Loan, Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Loan or a Basic Document, either (A) repurchase such Loan from the Trust at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such loan, in each case in the manner and subject to the conditions and limitations set forth below.

Upon discovery by Seller or upon notice from Purchaser, the Issuer, the Servicer, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty set forth in Exhibit B attached hereto pursuant to Section 2(b) above with respect to any Loan that materially and adversely affects the interests of the Securityholders or of Purchaser in such Loan (notice of which shall be given to Purchaser by Seller, if it discovers the same), notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof; either cure such breach in all material respects or either (i) repurchase such Loan from the Trust at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Loan repurchased by Seller shall be deposited or caused to be deposited by the Servicer in the Custodial Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

Seller shall also deliver to the Custodian on behalf of the Issuer, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required herein, with the Mortgage Note endorsed as required herein. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be property of the Issuer and if received by the Servicer will be retained by the Servicer and remitted by the Servicer to Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Monthly Payment has been received by the Issuer, for such month in respect of the Deleted Loan. For the month of substitution, distributions to the Custodial Account pursuant to the Servicing Agreement will include the Monthly Payment due

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on a Deleted Loan for such month and thereafter Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Indenture Trustee shall amend or cause to be amended the Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Loan Purchase Agreement in all respects, and Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein and set forth in paragraphs (b) through (p) of Exhibit B attached hereto as of the date of substitution, and Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. Seller shall deposit any related Substitution Amount (as calculated by the Servicer pursuant to the Servicing Agreement) into the Custodial Account on the day of substitution, without any reimbursement therefor.

Upon receipt by the Indenture Trustee on behalf of the Issuer and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Loan File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, pursuant to the terms of the Custodial Agreement and on behalf of the Indenture Trustee, will release to Seller the related Loan File for the Loan being repurchased or substituted for and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, representation or warranty as shall be necessary to vest in Seller or its designee such Loan released pursuant hereto and thereafter such Loan shall not be an asset of the Issuer.

It is understood and agreed that the obligation of Seller to cure any breach, or to repurchase or substitute for, any Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Purchaser, the Servicer, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against Seller.

It is understood and agreed that (i) representations and warranties set forth in this Section 2 and (ii) the representations and warranties set forth on Exhibit B attached hereto, shall survive delivery of the respective Loan Files to the Indenture Trustee or the Custodian.

Section 3.   Definitions. For all purposes of this Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture, dated June 3, 2005 (as it may be amended or modified, the “Indenture”), between the Issuer and the Indenture Trustee, as in effect on the date hereof. All other capitalized terms used herein shall have the meanings specified herein.

Section 4.   GOVERNING LAW. THIS LOAN PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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Section 5.   Counterparts. This Loan Purchase Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original and together shall constitute one and the same instrument.

Section 6.   Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Loan Purchase Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of the Irwin Whole Loan Home Equity Trust 2005-B, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Loan Purchase Agreement or any other related documents.

Section 7.   Successors and Assigns. This Loan Purchase Agreement shall inure to the benefit of and be binding upon Seller, Purchaser, the Indenture Trustee and the Issuer and their respective successors and assigns.

Section 8.    Intention of the Parties. (a) It is the express intent of the parties hereto that the conveyance by the Seller to the Purchaser pursuant to this Loan Purchase Agreement of the Loans (including any Additional Balances) be, and be construed as, an absolute sale and assignment by the Seller to the Purchaser. Further, it is not intended that the conveyance be deemed to be the grant of a security interest in the Loans by the Seller to the Purchaser to secure a debt or other obligation. However, in the event that the Loans are held to be property of the Seller, or if for any reason this Loan Purchase Agreement is held or deemed to create a security interest in the Loans, then (i) this Loan Purchase Agreement shall be a security agreement within the meaning of Article 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section shall be a grant by the Seller to the Purchaser of, and the Seller does hereby grant to the Purchaser, a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (A) the Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Loan Files and including any Eligible Substitute Loans; (B) all pool insurance policies, hazard insurance policies and bankruptcy bonds relating to the foregoing, (C) all amounts payable after the Cut-off Date to the holders of the Loans in accordance with the terms thereof; (D) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (E) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (F) all proceeds of any of the foregoing; (iii) the possession or control by the Purchaser or any other agent of the Purchaser of any of the foregoing property

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shall be deemed to be possession or control by the secured party, or possession or control by a purchaser, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-104, 9-106, 9-313 or 9-314 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Purchaser, as applicable, for the purpose of perfecting such security interest under applicable law.

(b) The parties hereto, shall, to the extent consistent with this Loan Purchase Agreement, take such reasonable actions as may be necessary to ensure that, if this Loan Purchase Agreement were deemed to create a security interest in the Loans, such security interest would be a perfected security interest of first priority.

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IN WITNESS WHEREOF, the parties have caused this Loan Purchase Agreement to be executed by their duly authorized officers as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.,

as Seller

By:	_____________________________

Name:

Title:

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.,

as Purchaser

By:	_____________________________

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

By:	_____________________________

Name:

Title:

IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-B, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	_____________________________

Name:

Title:

EXHIBIT A-1

GROUP 1 LOAN SCHEDULE

[TO BE PROVIDED UPON REQUEST]

A-1-1

EXHIBIT A-2

GROUP 2 LOAN SCHEDULE

[TO BE PROVIDED UPON REQUEST]

A-2-1

EXHIBIT B

REPRESENTATIONS AND

WARRANTIES WITH RESPECT TO LOANS

(a)   Sole Owner. As of the Closing Date, immediately prior to the sale, transfer and assignment to Purchaser, Seller is the sole owner of record and holder of the Loan and the indebtedness evidenced by the Loan, the Loan was not subject to an assignment or pledge and Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Loan and following the sale of the Loan, the Purchaser will own such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(b)   Compliance With Laws. Any and all requirements of any federal, state or local law including, without limitation, anti-predatory or abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan have been complied with in all material respects;

(c)   No Waivers. Except for one Loan, which is subject to the Soldier and Sailor’s Civil Relief Act of 1940, the terms of each Loan have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Purchaser. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement, the terms of which are reflected in the Loan Schedule;

(d)   Underwriting Standards. The Loan complies with all the terms, conditions and requirements of the Originator’s underwriting standards in effect at the time of origination of such Loan;

(e)   Loan Schedule. The information set forth in the Loan Schedule is complete, true and correct in all material respects as of the Cut-off Date;

(f)   Valid Security Interest. The Loan is a valid, subsisting, enforceable and perfected first, second or third lien on the Mortgaged Property (as described on the Loan Schedule), including all buildings and improvements on the Mortgaged Property, and such lien of is subject only to the following:

(i)             real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year);

(ii)             as to any Loan identified as a junior lien on the Loan Schedule, any senior liens secured by the Mortgaged Property related to such Loan;

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(iii)             covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally;

(iv)             liens verified as paid;

(v)             liens and judgments of $5,000 or less, including (A) sewer or maintenance liens, mechanics' liens, (B) liens resulting from UCC filings that have been included in the first mortgage balance for the purpose of calculating the combined-loan-to-value ratio for any related Loan, and (C) liens relating to other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided to, among others, the Originator by the related mortgage documents.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein and Seller has full right to sell and assign the same to Purchaser, provided, however, that any representation as to the enforceability of any security interest or lien is subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general principles of equity (whether considered in a proceeding at law or equity);

(g)   Mechanics’ Liens. To the best of Seller’s knowledge there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related collateral which are or may be liens prior to or equal to the lien of the related Loan;

(h)   Unpaid Taxes. To the best of Seller’s knowledge all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(i)   No Defenses. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Loan, or the exercise of any right thereunder, render the Loan unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(j)   No Damage. To the best of Seller’s knowledge the Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(k)   Improvements. To the best of Seller’s knowledge all improvements subject to any Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the

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Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the related Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(l)   Recordation. Seller has delivered or caused to be delivered to the Purchaser or the Custodian on behalf of the Purchaser the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from Seller or the settlement agent who handled the closing of the Loan, certifying that such copy or copies represent true and correct copy(ies) of the originals and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

(m)   Delinquencies. As of the Cut-off Date, (a) no more than 0.37% of the Group 1 Loans (by aggregate Cut-ff Date Principal Balances of the Group 1 Loans) and 0.08% of the Group 2 Loans (by aggregate Cut-ff Date Principal Balances of the Group 2 Loans) are more than 30 days delinquent and (b) none of the Loans are more than 60 days delinquent;

(n)   Original. The Loan is original and genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles;

(o)   Closed End. Each of the Group 2 Loans constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(p)   REMIC Ineligible. As of the Cut-off Date, not less than 65% of the Group 1 Loans (by aggregate Cut-off Date Principal Balances of the Group 1 Loans) are REMIC Ineligible Loans;

(q)   High Cost Loans. Approximately 1.29% of the Loans underlying the Securities are covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”). None of these loans are in violation of HOEPA or any comparable state law. With respect to these HOEPA-covered loans, the originator has procedures in place to ensure that they comply with the requirements of HOEPA or such state law and these loans were originated in compliance with such procedures and requirements. None of the remaining Loans sold are classified as (a) a “high cost mortgage” loan under HOEPA or (b) a “high cost home,” “covered,” “high cost,” “high risk home” or “predatory” loan under any other applicable state, federal or local law;

(r)   Georgia Loans. No Loan was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia; and

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(s)   Group 2 REMIC. Each Group 2 Loan at the time of its origination was secured by a mortgage or deed of trust with respect to real property that had at the time of the origination of such Group 2 Loan a value at least equal to 80% of the original principal balance of such Group 2 Loan, calculated by subtracting the principal balance of any loans that are secured by liens that are senior to the Group 2 Loan and a proportionate amount of any loans that are secured by a lien of equal priority as the Group 2 Loan from the Appraised Value of the property when the Group 2 Loan was originated and by treating the original principal balance of the Group 2 Loan as the maximum permitted principal balance for such Group 2 Loan.

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EXHIBIT C

CONTENTS OF EACH LOAN FILE

With respect to each Loan, the Loan File shall include each of the following items, which shall be delivered to the Purchaser or its designee pursuant to the terms of the Loan Purchase Agreement to which this Exhibit is attached:

Section 1.   The original Mortgage Note endorsed “Pay to the order of ___________________ without recourse,” and signed in the name of the Seller by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Loan was acquired by the Seller in a merger, the endorsement must be by “[Seller], successor by merger to the [name of predecessor]”. If the Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “[Seller] formerly known as [previous name]”. If the original note is unavailable, Seller will provide an affidavit of lost note (in form acceptable to the Purchaser) stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note and indemnifying the Purchaser against any and all claims arising as a result of any person or entity claiming they are the holder of the note or that the note has been paid off and returned.

Section 2.   Except as provided below and for each Loan that is not a Loan registered with MERS, the original Mortgage with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the title insurer, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each Loan registered with MERS, the original Mortgage, noting the presence of the MIN of the Loans and either language indicating that the Loan is a MOM Loan or if the Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

Section 3.   In the case of each Loan that is not Loan registered with MERS, the original Assignment of Mortgage, from the Seller in accordance with Purchaser’s instructions, which Assignment of Mortgage shall, but for any blanks requested by the Purchaser, be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment of Mortgage which has been sent for recordation. If the Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller] formerly known as [previous name]”.

Section 4.   With respect to Loans that are not cooperative loans, any original policy of title insurance, if applicable, including riders and endorsements thereto, or if any such policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

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Section 5.   Originals of all recorded intervening Assignments, or copies thereof, certified by the public recording office in which such Assignments of Mortgage have been recorded showing a complete chain of title from the originator to the Seller, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the title insurer of the original Assignment together with a certificate of the title insurer certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

Section 6.   Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the title insurer, of such original document together with certificate of Seller certifying the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

Section 7.   If the Mortgage Note or Mortgage or any other material document or instrument relating to the Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

Section 8.   The original of any guarantee executed in connection with the Mortgage Note.

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